UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 2011

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

OSI Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 1, 2011. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-votes
Deepak Chopra	14,902,060	1,163,218	2,113,749

Ajay Mehra	15,521,142	544,136	2,113,749

Steven C. Good	15,365,421	699,857	2,113,749

Meyer Luskin	13,516,085	2,549,193	2,113,749

David T. Feinberg	15,741,114	324,164	2,113,749

William F. Ballhaus	15,740,922	324,356	2,113,749

The six nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their successors are elected and qualified.

2. Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.

For	Against	Abstentions	Broker Non-votes
18,148,043	27,097	3,887	0

The proposal was approved.

3. Advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2011.

For	Against	Abstentions	Broker Non-votes
15,488,392	550,213	26,673	2,113,749

The proposal was approved.

4. Advisory vote on the determination of the frequency of the advisory vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non- Votes
14,677,154	21,449	1,349,734	16,941	2,113,749

In light of the voting results with respect to the frequency of stockholder votes on executive compensation, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of named executive officers.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 1, 2011

	By:	/S/ VICTOR SZE
Victor Sze
Executive Vice President, Secretary, and General Counsel

3